Exhibit 99.1
Workday Announces Fiscal 2027 Second Quarter Financial Results

Fiscal Second Quarter Total Revenues of $2.649 Billion, Up 12.8% Year-Over-Year
Subscription Revenues of $2.471 Billion, Up 13.9% Year-Over-Year

PLEASANTON, Calif., August 27, 2026 – Workday, Inc. (NASDAQ: WDAY), the enterprise AI platform for HR, finance, and IT, today announced results for the fiscal 2027 second quarter ended July 31, 2026.

Fiscal 2027 Second Quarter Results

•Total revenues were $2.649 billion, an increase of 12.8% from the second quarter of fiscal 2026. Subscription revenues were $2.471 billion, an increase of 13.9% from the same period last year.
•Operating income was $313 million, or 11.8% of revenues, compared to an operating income of $248 million, or 10.6% of revenues, in the same period last year. Non-GAAP operating income for the second quarter was $824 million, or 31.1% of revenues, compared to a non-GAAP operating income of $680 million, or 29.0% of revenues, in the same period last year.1
•Diluted net income per share was $2.57, compared to diluted net income per share of $0.84 in the same period last year. Included within diluted net income per share for the current quarter is a tax benefit of $1.52 per share related to an intra-entity transfer of certain intellectual property rights as part of an internal legal entity restructuring. Non-GAAP diluted net income per share was $2.75, compared to non-GAAP diluted net income per share of $2.21 in the same period last year.1
•12-month subscription revenue backlog was $9.034 billion, up 14.2% from the same period last year. Total subscription revenue backlog was $27.403 billion, increasing 8.0% year-over-year.
•Operating cash flows were $520 million compared to $616 million in the same period last year. Free cash flows were $460 million compared to $588 million in the same period last year.1
•Workday repurchased approximately 9.8 million shares of Class A common stock for $1.3 billion as part of its share repurchase programs.
•Cash, cash equivalents, and marketable securities were $3.403 billion as of July 31, 2026.

1See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

Comments on the News

“We had a strong Q2, with AI driving more than 25% of our new ACV and more than 5,500 customers now using at least one of our organic agents,” said Aneel Bhusri, co-founder, CEO, and chair, Workday. “Because of Workday’s deterministic rails, customers can trust our agents with the work that matters, and you're seeing that in the numbers.”

“Our Q2 results reflect continued momentum across our platform, with AI emerging as a strategic driver of customer expansion,” said Zane Rowe, CFO, Workday. “We now expect fiscal 2027 subscription revenue of $9.940 billion to $9.950 billion, growth of 13%, while increasing our fiscal 2027 non-GAAP operating margin guidance to 31.0%. We continue to prioritize investment in our agentic AI roadmap and our platform opportunity while driving operational efficiencies as we scale.”

Recent Business Highlights

•Workday welcomed new customers including BWX Technologies, Inc., Guess, KPMG LLP, and S-E-B, and expanded existing relationships with Caterpillar, Delivery Hero (Talibat), Lithia & Driveway, Merck & Co., Inc., and Novartis.
•Workday announced that its Board of Directors authorized the open-ended repurchase of up to an additional $4.0 billion of its outstanding shares of Class A common stock.
•More than 5,500 customers now use one or more of Workday’s organic agents, up more than 35% from last quarter.
•Workday unveiled Developer Agent, which lets developers build AI apps and agents on Workday using natural language in agentic tools they already use, and Agent Passport, which tests and verifies every AI agent, Workday-built or third-party, before it goes into production, and continuously monitors it after.

•Workday Learning, powered by Sana, which combines Workday’s trusted people and skills data with Sana’s AI-native learning experience, became generally available.
•Workday introduced Adaptive Decision Intelligence, a new AI capability that lets finance and operations teams ask questions in natural language, model scenarios in minutes, and act on results right away.
•Workday’s Financial Audit Agent, which is designed to significantly cut the time to build audit evidence packages, became generally available.
•Workday announced a new research arm, which publishes peer-reviewed research tackling some of the hardest technical challenges in enterprise AI, and released a first wave of findings on making enterprise AI agents more reliable, trustworthy, and efficient.
•Workday announced a new partnership with Amazon Web Services (AWS), where Workday Data Cloud will integrate with AWS to provide bi-directional, zero-copy access between AWS data and AI services, and Workday's HR and finance data.
•Workday expanded its strategic partnership with Google Cloud to bring Workday agents directly into Gemini Enterprise and create a single, trusted foundation where agents from Workday, Google Cloud, and third-parties work together on real HR and finance workflows.
•Workday was named a Leader in the 2026 Gartner® Magic Quadrant™ for Talent Acquisition (Recruiting) Suites.1
•Workday VNDLY was named a Leader in Everest Group’s Vendor Management System PEAK Matrix® Assessment 2026 for the sixth consecutive year.

1Gartner, Magic Quadrant for Talent Acquisition (Recruiting) Suites, Rania Stewart, Jackie Watrous, Hiten Sheth, 8 May 2026

Financial Outlook

Workday is providing guidance for the fiscal 2027 third quarter ending October 31, 2026 as follows:
•Subscription revenues of $2.515 billion, representing growth of 12%
•Non-GAAP operating margin of 30.0%1

Workday is updating guidance for the fiscal 2027 full year ending January 31, 2027 as follows:
•Subscription revenues of $9.940 billion to $9.950 billion, representing growth of 13%
•Non-GAAP operating margin of 31.0%1

1The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to stock-based compensation and its related tax effects, acquisition-related costs, and restructuring costs.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2027 second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses its blog.workday.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Workday

Workday operates at the heart of the enterprise – HR, finance, and IT – where the margin for error is effectively zero. By tightly coupling AI with the context, guardrails, and trusted processes that run the business, Workday goes beyond AI that assists with work to agents that are capable of driving measurable outcomes. More than 11,500 organizations worldwide, including more than 65% of the Fortune 500, trust Workday to deliver. For more information about Workday, visit workday.com.

© 2026 Workday, Inc. All rights reserved. Workday and the Workday logo are trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s third quarter and full year fiscal 2027 subscription revenues and non-GAAP operating margin, momentum, growth, innovation, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (iv) privacy concerns and evolving domestic or foreign laws and regulations; (v) any loss of key employees or the inability to attract, train, and retain highly skilled employees; (vi) our reliance on our network of partners to drive additional growth of our revenues; (vii) the regulatory, economic, and political risks associated with our domestic and international operations; (viii) our ability to realize the expected business or financial benefits of any acquisitions of or investments in companies; (ix) adoption of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as our customers’ and users’ satisfaction with the deployment, training, and support services they receive; (x) the regulatory risks related to new and evolving technologies such as AI and our ability to realize a return on our development efforts; (xi) delays or reductions in information technology spending; (xii) adverse litigation results; (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model; and (xiv) the impact of continuing global economic and geopolitical volatility and conflicts on our business, as well as on our customers, prospects, partners, and service providers. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.

Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	July 31, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$661	$1,501
Marketable securities	2,742	3,942
Trade and other receivables, net	1,895	2,332
Deferred costs	320	306
Prepaid expenses and other current assets	351	348
Total current assets	5,969	8,429
Property and equipment, net	1,126	1,093
Operating lease right-of-use assets	680	719
Deferred costs, noncurrent	654	634
Acquisition-related intangible assets, net	611	681
Deferred tax assets	1,129	829
Goodwill	5,227	5,229
Other assets	461	460
Total assets	$15,857	$18,074
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$102	$142
Accrued expenses and other current liabilities	462	454
Accrued compensation	493	642
Unearned revenue	4,387	5,010
Operating lease liabilities	130	130
Debt, current	999	0
Total current liabilities	6,573	6,378
Debt, noncurrent	1,990	2,987
Unearned revenue, noncurrent	72	71
Operating lease liabilities, noncurrent	653	704
Other liabilities	109	129
Total liabilities	9,397	10,269
Stockholders’ equity:
Common stock	0	0
Additional paid-in capital	13,365	12,673
Treasury stock	(7,151)	(4,220)
Accumulated other comprehensive loss	(96)	(136)
Retained earnings (accumulated deficit)	342	(512)
Total stockholders’ equity	6,460	7,805
Total liabilities and stockholders’ equity	$15,857	$18,074

Workday, Inc.

Condensed Consolidated Statements of Operations
(in millions, except number of shares which are reflected in thousands and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Revenues:
Subscription services	$2,471	$2,169	$4,826	$4,228
Professional services	178	179	365	360
Total revenues	2,649	2,348	5,191	4,588
Costs and expenses (1):
Costs of subscription services	436	370	848	720
Costs of professional services	216	212	408	399
Product development	747	660	1,451	1,322
Sales and marketing	706	641	1,386	1,264
General and administrative	231	216	447	429
Restructuring	0	1	0	167
Total costs and expenses	2,336	2,100	4,540	4,301
Operating income	313	248	651	287
Other income, net	14	56	31	120
Income before provision for (benefit from) income taxes	327	304	682	407
Provision for (benefit from) income taxes	(305)	76	(172)	111
Net income	$632	$228	$854	$296
Net income per share, basic	$2.58	$0.86	$3.42	$1.11
Net income per share, diluted	$2.57	$0.84	$3.41	$1.09
Weighted-average shares used to compute net income per share, basic	245,181	266,777	249,464	266,649
Weighted-average shares used to compute net income per share, diluted	246,307	270,180	250,238	270,240

(1) Costs and expenses include share-based compensation expense as follows:
	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Costs of subscription services	$44	$39	$80	$81
Costs of professional services	30	28	56	58
Product development	217	170	401	353
Sales and marketing	93	84	183	177
General and administrative	78	70	151	140
Restructuring	0	0	0	42
Total share-based compensation expense	$462	$391	$871	$851

Workday, Inc.

Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$632	$228	$854	$296
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92	81	183	165
Share-based compensation expense	462	391	871	851
Amortization of deferred costs	83	72	162	140
Non-cash lease expense	32	28	64	54
Net losses on investments	(3)	2	5	2
Accretion of discounts on marketable debt securities, net	(7)	(18)	(15)	(38)
Deferred income taxes	(386)	66	(293)	84
Asset impairments	0	0	0	34
Other	(6)	0	(2)	13
Changes in operating assets and liabilities:
Trade and other receivables, net	(326)	(264)	421	337
Deferred costs	(131)	(100)	(195)	(152)
Prepaid expenses and other assets	20	54	(11)	15
Accounts payable	(12)	3	(13)	0
Accrued expenses and other liabilities	6	32	(194)	(99)
Unearned revenue	64	41	(622)	(629)
Net cash provided by operating activities	520	616	1,215	1,073
Cash flows from investing activities:
Purchases of marketable securities	(14)	(866)	(215)	(2,211)
Maturities of marketable securities	305	793	536	1,515
Sales of marketable securities	729	125	824	265
Capital expenditures	(60)	(28)	(139)	(64)
Purchases of non-marketable equity and other investments	(13)	(11)	(13)	(15)
Sales of non-marketable equity and other investments	0	0	42	0
Other	0	0	8	0
Net cash provided by (used in) investing activities	947	13	1,043	(510)
Cash flows from financing activities:
Repurchases of common stock	(1,337)	(298)	(2,924)	(589)
Proceeds from issuance of common stock from employee equity plans	98	111	98	111
Taxes paid related to net share settlement of equity awards	(128)	(161)	(273)	(372)
Net cash used in financing activities	(1,367)	(348)	(3,099)	(850)
Effect of exchange rate changes	0	0	0	2
Net increase (decrease) in cash, cash equivalents, and restricted cash	100	281	(841)	(285)
Cash, cash equivalents, and restricted cash at the beginning of period	568	988	1,509	1,554
Cash, cash equivalents, and restricted cash at the end of period	$668	$1,269	$668	$1,269

Workday, Inc.
Reconciliations of GAAP to Non-GAAP Data

Reconciliations of Workday’s GAAP to non-GAAP operating results are included in the following tables (in millions, except number of shares which are reflected in thousands, percentages, and per share data). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Non-GAAP operating income
Operating income	$313	$248	$651	$287
Share-based compensation expense (1)	462	391	871	809
Employer payroll tax-related items on employee stock transactions	13	12	32	39
Amortization of acquisition-related intangible assets	34	21	70	42
Acquisition-related costs	2	7	9	14
Restructuring costs	0	1	0	167
Non-GAAP operating income	$824	$680	$1,633	$1,358

Non-GAAP operating margin (2)
Operating margin	11.8%	10.6%	12.5%	6.3%
Share-based compensation expense (1)	17.4%	16.7%	16.8%	17.6%
Employer payroll tax-related items on employee stock transactions	0.5%	0.5%	0.6%	0.8%
Amortization of acquisition-related intangible assets	1.3%	0.9%	1.4%	0.9%
Acquisition-related costs	0.1%	0.3%	0.2%	0.3%
Restructuring costs	0.0%	0.0%	0.0%	3.7%
Non-GAAP operating margin	31.1%	29.0%	31.5%	29.6%

Non-GAAP net income
Net income	$632	$228	$854	$296
Share-based compensation expense (1)	462	391	871	809
Employer payroll tax-related items on employee stock transactions	13	12	32	39
Amortization of acquisition-related intangible assets	34	21	70	42
Acquisition-related costs	2	7	9	14
Restructuring costs	0	1	0	167
Net (gains) losses on strategic investments	(2)	2	7	3
Income tax effects (3)	(464)	(64)	(489)	(170)
Non-GAAP net income	$677	$598	$1,354	$1,200

Non-GAAP diluted net income per share (2)(4)
Diluted net income per share	$2.57	$0.84	$3.41	$1.09
Share-based compensation expense (1)	1.88	1.45	3.48	2.99
Employer payroll tax-related items on employee stock transactions	0.05	0.04	0.13	0.14
Amortization of acquisition-related intangible assets	0.14	0.08	0.28	0.15
Acquisition-related costs	0.01	0.03	0.04	0.05
Restructuring costs	0.00	0.00	0.00	0.62
Net (gains) losses on strategic investments	(0.01)	0.01	0.03	0.01
Income tax effects (3)	(1.89)	(0.24)	(1.96)	(0.61)
Non-GAAP diluted net income per share	$2.75	$2.21	$5.41	$4.44
(1)Share-based compensation expense in the GAAP to non-GAAP reconciliation tables above excludes share-based compensation associated with restructuring activities of $42 million for the six months ended July 31, 2025. These expenses are included in Restructuring costs. There was no comparable activity for the six months ended July 31, 2026.
(2)Operating margin and diluted net income per share are calculated using unrounded data.

(3)Income tax effects includes the impact of an intra-entity transfer of certain intellectual property rights as part of an internal legal entity restructuring completed during the three months ended July 31, 2026, which resulted in the recognition of a deferred tax asset and related tax benefit of $374 million.
(4)Weighted-average shares used to calculate GAAP and non-GAAP diluted net income per share were 246,307 and 270,180 for the three months ended July 31, 2026, and 2025, respectively, and 250,238 and 270,240 for the six months ended July 31, 2026, and 2025, respectively.

Reconciliation of Workday’s GAAP cash flows from operating activities to non-GAAP free cash flow is as follows (in millions). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Net cash provided by operating activities	$520	$616	$1,215	$1,073
Less: Capital expenditures	(60)	(28)	(139)	(64)
Free cash flows	$460	$588	$1,076	$1,009

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, the following non-GAAP financial measures are disclosed: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, and restructuring costs. Non-GAAP net income and non-GAAP diluted net income per share differ from GAAP in that they exclude share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, restructuring costs, gains and losses on strategic investments, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expense. Share-based compensation primarily consists of non-cash expenses for employee restricted stock units and our employee stock purchase plan. Although share-based compensation is an important aspect of the compensation of our employees and executives, this expense is determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expense is not reflective of the value ultimately received by the grant recipients.
•Employer payroll tax-related items on employee stock transactions. We exclude the employer payroll tax-related items on employee stock transactions in order to show the full effect that excluding share-based compensation expense has on our operating results. Similar to share-based compensation expense, this tax expense is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.
•Amortization of acquisition-related intangible assets. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of the related amortization can vary significantly and are unique to each acquisition and thus we do not believe this activity is reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP financial measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Acquisition-related costs. Acquisition-related costs include direct transaction costs, such as due diligence and advisory fees, and certain compensation and integration-related expenses. We exclude the effects of acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and do not correlate to the operation of our business.
•Restructuring costs. Restructuring costs are associated with a formal restructuring plan and are primarily related to workforce reductions, the closure of facilities, and other exit and disposal activities. We exclude these expenses because they are not reflective of ongoing business and operating results.
•Gains and losses on strategic investments. Our strategic investments include investments in early stage companies that are valuable to Workday customers and complementary to Workday products. Gains and losses on strategic investments may result from observable price adjustments and impairment charges on non-marketable equity securities, ongoing mark-to-market adjustments on marketable equity securities, and the sale of equity investments. We do not rely on these securities to fund our ongoing operations, and therefore we do not consider the gains and losses on these strategic investments to be reflective of our ongoing operations.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three year financial projection that excludes the direct impact of the items excluded from GAAP income and certain discrete tax items in calculating our non-GAAP income. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2027 and 2026, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, with regards to free cash flows, Workday’s management believes that reducing cash provided by operating activities by capital expenditures is meaningful to investors and others because it provides an enhanced view of cash flow generation from the ongoing operations of our business, and it balances operating results, cash management, and capital efficiency.

The use of these non-GAAP measures have certain limitations as they do not reflect all items of expense or cash that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

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Investor Relations Contact:
ir@workday.com

Media Contact:
media@workday.com